Exhibit 99.1

Radius Health Appoints Jesper Høiland as President and Chief Executive Officer To Lead The Next Stage Of Growth and Value Creation As A Fully Integrated Commercial Biotech Company

Mr. Høiland brings unique experience in launching new products, creating growth strategies and leading high-performing organizations

WALTHAM, Mass., July 17, 2017 (GLOBE NEWSWIRE) – Radius Health, Inc. (“Radius” or the “Company”) (Nasdaq:RDUS), a fully integrated science-driven biopharmaceutical company that is committed to developing and commercializing innovative therapeutics in the areas of osteoporosis, oncology and endocrine diseases, today announced that Jesper Høiland has been appointed President and Chief Executive Officer of the Company.

Kurt Graves, Chairman of the Board, said, “We are pleased to welcome Jesper to Radius Health at this important time, and believe that he is uniquely qualified to lead Radius through the successful launch of TYMLOS™, and the advancement of our exciting clinical stage assets including elacestrant.  Throughout his US and Global leadership roles at Novo Nordisk, he has demonstrated success in launching major brands, executing on business development and driving sustainable growth.  His leadership and experience will be invaluable in guiding Radius through our next dynamic period of growth.”

“The Board and I want to thank Bob Ward for the contributions he made to Radius which positioned the Company for the next stage of growth and shareholder value creation. During Bob’s tenure the Company successfully completed its IPO, advanced multiple pipeline assets, and obtained FDA approval for TYMLOS™ which was recently launched in the US.”

“I am delighted to be joining Radius in the exciting, early stages of the commercialization of TYMLOS™,” said Jesper Høiland, “and I look forward to guiding the continued development of its strong pipeline. I am eager to work with our Board, senior management and the entire organization to execute on our promising future and deliver on the Company’s long-standing goal of positively impacting the lives of patients and delivering significant value for all our stakeholders.”

Mr. Høiland has 30 years of experience in the biopharmaceutical industry across numerous senior leadership roles, geographies and therapeutic areas. He brings extensive knowledge about the areas of endocrinology, biopharmaceuticals and women’s health as well as unique insights about US market access.  Prior to joining Radius, Mr. Høiland served as President of Novo Nordisk Inc. USA overseeing approximately 5,300 employees. Under his leadership, Novo Nordisk solidified its market leadership and growth in diabetes and also drove significant growth in its hemophilia and growth hormone franchises. Since joining Novo Nordisk in 1987, Mr. Høiland held multiple global roles of increasing responsibility, including leading its International Operations which spanned 150 countries.

About Radius

Radius is a science-driven fully integrated biopharmaceutical company that is committed to developing and commercializing innovative therapeutics in the areas of osteoporosis, oncology and endocrine diseases. Radius' lead product, TYMLOS (abaloparatide) injection, was approved by the U.S. Food and Drug Administration for the treatment of postmenopausal women with osteoporosis at high risk for fracture. Radius' Marketing Authorisation Application (MAA) for abaloparatide-SC for the treatment of postmenopausal women with osteoporosis is under regulatory review in Europe. The Radius clinical pipeline includes an investigational abaloparatide transdermal patch for potential use in osteoporosis and the investigational drug elacestrant (RAD1901) for potential use in estrogen receptor positive breast cancer and vasomotor symptoms in postmenopausal women. Radius' RAD140, a non-steroidal, selective androgen receptor modulator (SARM), is under investigation for potential use in hormone receptor positive breast cancer. For more information, please visit www.radiuspharm.com.

About TYMLOS (abaloparatide)

TYMLOS (abaloparatide) was approved by the U.S. Food and Drug Administration for the treatment of postmenopausal women with osteoporosis at high risk for fracture defined as history of osteoporotic fracture, multiple risk factors for fracture, or patients who have failed or are intolerant to other available osteoporosis therapy. Radius' Marketing Authorisation Application (MAA) for abaloparatide-SC for the treatment of women with postmenopausal osteoporosis was validated and is currently undergoing regulatory review by the European Medicines Agency (EMA).

Radius also is developing abaloparatide-transdermal (abaloparatide-TD) based on 3M's patented Microstructured Transdermal System technology for potential use as a treatment for postmenopausal women with osteoporosis.

About Elacestrant (RAD1901)

Elacestrant is a selective estrogen receptor down-regulator/degrader (SERD), which at high doses is being evaluated for potential use as an oral non-steroidal treatment for estrogen receptor positive breast cancer, the most common form of the disease. Studies completed to date indicate that the compound has the potential for use as a single agent or in combination with other therapies for the treatment of breast cancer.

Additional information on the clinical trial program of elacestrant (RAD1901) is available on www.clinicaltrials.gov.

About RAD140

RAD140 is a non-steroidal selective androgen receptor modulator (SARM). The androgen receptor (AR) is frequently expressed in many estrogen receptor (ER)-positive, ER-negative, and triple-negative breast cancers. Because of its receptor and tissue selectivity, potent activity, oral bioavailability, and long half-life, RAD140 could have clinical potential in the treatment of breast cancer. RAD140 resulted from an internal drug discovery program focused on the androgen receptor pathway, and exhibits a differentiated mechanism of action compared to ER-targeted therapy.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding expectations of Radius’ growth and value, our ability to commercialize TYMLOS™  and to advance our clinical pipeline, the progress of abaloparatide-SC in the regulatory process with the EMA, our plans for commercialization of TYMLOS in the U.S., our plans to build and launch the global TYMLOS™ franchise, the progress in the development of our product candidates, including abaloparatide-TD, elacestrant (RAD1901) and RAD140, and the potential clinical uses and therapeutic and other benefits of our product candidates, including abaloparatide-TD, elacestrant and RAD140.

These forward-looking statements are based on management's current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, our dependence on the success of TYMLOS™ and our inability to ensure that TYMLOS™ will obtain regulatory approval outside the U.S. or be successfully commercialized in any market in which it is approved, including as a result of risks related to coverage, pricing and reimbursement. These and other important risks and uncertainties discussed in our filings with the Securities and Exchange Commission, or SEC, including under the caption "Risk Factors" in our most recent Annual Report on Form 10-K and subsequent filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.  Any such forward-looking statements represent management's estimates as of the date of this press release.  While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.  These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations Contact:

Barbara Ryan

Email: bryan@radiuspharm.com

Phone: 203-274-2825